Exhibit 10.97

TWELFTH AMENDMENT TO PURCHASE AND SALE CONTRACT
 FOR SIENNA BAY

            This Twelfth Amendment to Purchase and Sale Contract (this “Amendment”) is made as of February 23, 2010 between CCIP/3 SANDPIPER, LLC, a Delaware limited liability company ("Seller") and DT SIENNA BAY, LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and DT Group Development, Inc (“Contract Vendee”) entered into that certain Purchase and Sale Contract, dated as of August 14, 2009, as amended by (i) First Amendment to Purchase and Sale Contract for Sienna Bay dated as of October 8, 2009 between Seller and Contract Vendee, (ii) Second Amendment to Purchase and Sale Contract for Sienna Bay dated as of November 10, 2009 between Seller and Contract Vendee, (iii) Third Amendment to Purchase and Sale Contract for Sienna Bay dated as of November 12, 2009 between Seller and Contract Vendee, (iv) Fourth Amendment to Purchase and Sale Contract for Sienna Bay dated as of November 25, 2009 between Seller and Contract Vendee, (v) Fifth Amendment to Purchase and Sale Contract for Sienna Bay dated as of December 11, 2009 between Seller and Contract Vendee, (vi) Sixth Amendment to Purchase and Sale Contract for Sienna Bay dated as of December 28, 2009 between Seller and Contract Vendee, (vii) Seventh Amendment to Purchase and Sale Contract for Sienna Bay dated as of January 8, 2010 between Seller and Contract Vendee, (viii) Eighth Amendment to Purchase and Sale Contract for Sienna Bay dated as of January 12, 2010 between Seller and Contract Vendee, (ix) Ninth Amendment to Purchase and Sale Contract for Sienna Bay dated as of January 19, 2010 between Seller and Contract Vendee, (x) Tenth Amendment to Purchase and Sale Contract for Sienna Bay dated as of January 28, 2010 between Seller and Contract Vendee, (xi) Eleventh Amendment to Purchase and Sale Contract for Sienna Bay dated as of February 16, 2010 between Seller and Contract Vendee, (xii) Assignment and Assumption of Purchase Agreement between Contract Vendee and Purchaser (collectively, the “Contract”), with respect to the sale of that certain property known as Sienna Bay, having an address at 10501 3rd Street North, St. Petersburg, FL 33716, and as more particularly described in the Contract; and

            WHEREAS, Seller and Purchaser desire to amend certain provisions of the Contract as hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Contract, except as expressly otherwise defined herein.

2.      Modifications to AIMCO Loan Documents.

            (a)        The following section is added as Section 18(e) of the AIMCO Loan Security Instrument:

“(e)      Senior Lender shall obtain a Phase I environmental report of the Mortgaged Property no later than thirty (30) days after the one (1) year anniversary of the date hereof (“Required Phase I”).  Senior Lender has escrowed funds for payment of costs in connection with the Required Phase I.  The Required Phase I will be delivered to Borrower and Lender for their review.  If the Required Phase I reveals that any Remedial Work is necessary, then Borrower, at its sole cost and expense, shall perform the Remedial Work.  If any additional sums are necessary to cover the cost of the Required Phase I, then Borrower shall pay such sums to Senior Lender upon request.”

            (b)        Section 18(j) of the AIMCO Loan Security Instrument is hereby revised to read:

“Borrower shall indemnify, hold harmless and defend (i) Lender and/or AIMCO Properties, L.P., (ii) any prior owner or holder of the Note, (iii) the officers, directors, shareholders, partners, employees and trustees of any of the foregoing, and (iv) the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, the “Indemnitees”) from and against all proceedings, claims, damages, penalties and costs (whether initiated or sought by Governmental Authorities, private parties or the Senior Lender), including reasonable Attorneys’ Fees and Costs and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:”

            (c)        The following sentence is added at the end of Section 6 of the environmental indemnity agreement being executed in connection with the making of the AIMCO Loan.

“Notwithstanding the foregoing, as set forth in Section 18(e) of the Mortgage, Senior Lender shall obtain a Phase I environmental report of the Premises no later than thirty (30) days after the one (1) year anniversary of the date hereof (“Required Phase I”).  If the Required Phase I reveals that any Remedial Work is necessary, then Indemnitor, at its sole cost and expense, shall perform the Remedial Work.  If any additional sums are necessary to cover the cost of the Required Phase I, then Indemnitor shall pay such sums to Senior Lender upon request”

            (d)        AIMCO Properties, L.P. is hereby added an Indemnified Party, as such term is defined in the environmental indemnity agreement being executed in connection with the making of the AIMCO Loan.

3.      Adjournment of the Closing Date.    The Closing Date is hereby adjourned to March 5, 2010.  TIME IS OF THE ESSENCE with respect to Purchaser’s and Seller’s obligations to close the transactions contemplated by the Contract (as amended by this Amendment) on such date.

4.      Automatic Termination of Contract. Section 3(b) of the Eleventh Amendment to Purchase and Sale Contract for Sienna Bay, dated as of February 16, 2010, is hereby deleted and replaced with the following:

                        (b)        If Purchaser defaults in its obligation to close on the purchase of the Property pursuant to the terms of the Contract (as amended by this Amendment) on or prior to 5:00 p.m. on March 5, 2010 (time being of the essence), then such failure to timely close shall constitute an immediate default under the Contract (as amended by this Amendment), the Contract (as amended by this Amendment) shall immediately terminate, Seller shall retain the full Deposit (i.e., $2,500,000) then held by Seller, and neither party shall have any further rights or obligations under the Contract (as amended by this Amendment) , except for those provisions that expressly survive a termination of the Contract.

5.      Waiver.           Purchaser hereby waives and releases any and all (i) claims that Purchaser may have against Seller as of the date hereof with respect to the Contract (as amended by this Amendment), and (ii) defenses that Purchaser may have as of the date hereof against Seller with respect to Seller’s enforcement of the terms of the Contract (as amended by this Amendment).  Purchaser represents that (x) to the best of its acknowledge, as of the date hereof Seller is not in default of any of the terms and provisions of the Contract and (y) Seller has, at all times, acted in good faith with respect to the Contract (as amended by this Amendment) and all negotiations with respect thereto and has cooperated fully with all requests of Purchaser with respect to the Property and the terms of the Contract (as amended by this Amendment).

6.      Miscellaneous.           This Amendment (a)  supersedes all prior oral or written communications and agreement between or among the parties with respect to the subject matter hereof, and (b) may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Contract are hereby ratified and confirmed and shall continue in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

CCIP/3 SANDPIPER, LLC, a Delaware limited liability company

By:    CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP, a Delaware limited partnership, its member

By:    CONCAP EQUITIES, INC., a Delaware corporation, its general partner

By:  /s/John Spiegleman

Name:  John Spiegleman

Title:  Senior Vice President

Purchaser:

DT SIENNA BAY, LLC, a Delaware limited liability company

By: DT Florida Income, LP, a Delaware limited partnership, its sole Member

By: DT Florida Income Management, LLC, a Delaware limited liability company, its General Partner

By: DT Group Development, Inc., a California corporation, its sole Member

/s/Daniel R. Markel

By: Daniel R. Markel

Its: CEO and President